Exhibit 10.26

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on September 5, 2000, by and between George Baxter, a resident of New Jersey ("Baxter"), and VaxGen, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

WHEREAS, the Company desires to employ Baxter as General Counsel, Senior Vice President, and Baxter desires to be so employed;

WHEREAS, the Company and Baxter desire to set forth in writing the terms of their agreement with respect to Baxter's employment with the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

1. Employment. The Company hereby employs Baxter as its General Counsel, Senior Vice President, and Baxter hereby accepts such employment upon the terms and conditions set forth in this Agreement.

2. Term. Baxter's employment will begin on September 5, 2000, and will continue for an initial term of four years ending September 4, 2004. Thereafter, Baxter's employment will be automatically renewed for successive one-year terms, unless notice of termination is given by either party to the other at least thirty days before the expiration of the then current term.

3. Duties. Baxter will perform such executive and administrative duties consistent with his position as General Counsel, Senior Vice President of the Company as are reasonably assigned to him by the Board and will be given such executive and administrative powers and authority as may be needed to carry out those duties. Baxter shall report directly to the President of the Company. Baxter will be responsible for managing and coordinating all legal activities of the Company, work with the CEO to coordinate all business development activities, and serve as a member of the executive management committee. Baxter will also serve as an Assistant Corporate Secretary to the board of directors. The Company will provide to Baxter an office and staff in Brisbane, CA as are required for the performance of his duties.

4. Compensation. The Company will pay Baxter an annual base salary of $192,000 for the first year of employment. Baxter's annual base salary will be



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payable semi-monthly.  Baxter will have the opportunity for an annual cash bonus of up to 20% of base salary and up to 10,000 options under the Company's stock option plan. The CEO and Compensation Committee of the Board of Directors will consider Baxter's salary and bonuses annually for potential increase.

5.   Stock Options.

     (a) Initial Stock Option Grant: Baxter shall receive incentive and non-qualified options to purchase 105,000 shares of Common Stock of VaxGen at the fair market value price on the date of the grant (with as many shares allocated to an incentive stock option as is permissible under applicable laws). The stock options will be administered according to the VaxGen's 1996 Stock Option Plan. The options shall vest according to the following schedule: (a) The first 25% or 26,250 shares shall vest immediately upon the first date of full-time employment; and (b) the 75% or 78,750 will vest at a rate of 33% on the following three successive anniversary dates of the stock grant. The options shall accelerate in full immediately upon occurrence of any of the following events: (i) Change of Control (as defined below) of VaxGen, or (ii) termination of Baxter's employment without cause or by Baxter for Good Reason (as defined below). Upon an occurrence of event described in (ii) above, the right to exercise all nonqualified stock options shall be extended to one year from the date of termination.

     (b) Change of Control. In the event the Company undergoes a change of control (a "Change of Control") by virtue of 50% or more of its outstanding equity and underlying options and warrants) in a transaction or series of transactions occurring in any 12 month period, and whereby Baxter loses his position or if a major change in senior management of the Company occurs, Baxter shall receive a one time bonus of 31,500 shares of common stock.

6. Expenses. The Company will reimburse Baxter for travel, entertainment and other expenses reasonably incurred by him in connection with his employment under this Agreement upon presentation of appropriate vouchers or receipts.

     (a) Relocation Allowance. The Company shall provide Baxter with a relocation allowance of up to $35,000. Baxter shall provide the Company with valid receipts for the cost of his relocation and he shall be reimbursed within the company's normal reimbursement schedule. If Baxter voluntarily terminates his employment with the Company within one year of his date of hire, he will be required reimburse the Company for 50% of the total relocation costs. If the Company terminates his employment



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     without  cause or for good reason within one year of Baxter's date of hire, no reimbursement of relocation expenses will be required.

7. Benefits. Baxter shall have the right, on the same basis as other members of senior management of Company, to participate in and to receive benefits under any of Company's employee benefit plans, in effect from time to time. In addition, Baxter shall be entitled to the benefits afforded to other members of senior management under Company's paid time off, holiday and business expense reimbursement policies.

     (a) Housing Loan. The Company shall provide Baxter with an interest-free loan of up to $75,000 to assist him in purchasing a home in the Bay Area. However, the Company will be required to impute interest by using a fair market value rate and recording the free interest as income on Baxter's annual W-2 statement of earnings. Baxter shall execute a promissory note with the Company upon receiving the borrowed funds. The loan shall be collateralized by Baxter's vested stock options. Any net proceeds due to Baxter's exercising of his stock options shall be first used to repay the obligation set forth in the promissory note.

8. Early Termination of Employment. Employment under this Agreement will terminate prior to expiration of the term upon any of the following:

     (b)  Death. Baxter's employment hereunder shall terminate upon his death.

     (c) Disability. The Company may terminate Baxter's employment hereunder if he has been unable to perform his duties hereunder for a period of six consecutive months and if he has not resumed on a full-time basis the performance of such duties within thirty days after written notice from the Company of its intent to terminate his employment due to disability.

     (d) Cause. The Company may terminate Baxter's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" means (i) willful and repeated failure by Baxter to perform his duties hereunder which is not remedied within thirty days after written notice from the Company, (ii) conviction of Baxter for a felony, or (iii) Baxter's dishonesty that is demonstrably and materially injurious to the Company.

     (e) Termination by Baxter. Baxter may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term



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          "Good  Reason"  shall  mean  (i) the  Company  substantially  reducing
          Baxter's duties, position, authority or responsibility hereunder and not reinstating the same within thirty days after written notice from Baxter, or (ii) breach by the Company of its obligations this Agreement if not remedied within thirty days after written notice from Baxter.

9.   Benefits Upon Termination.

     (b) Voluntary Termination, Termination for Cause for Due to Death or Disability. In the event Baxter's voluntary termination from employment with Company or termination of Baxter's employment as a result of his death or disability or for Cause, Baxter shall be entitled to no compensation or benefits from Company other than those earned under paragraph 7 above through the date of his termination or in the case of any stock options, vested through the date of his termination.

     (c) Termination Without Cause or for Good Reason. If Baxter's employment is terminated by Company for any reason other than for cause or by Baxter for Good Reason, Baxter shall be entitled to the following separation benefits:

          (ii) all accrued compensation (including pro-rated target bonus) and benefits through the date of termination;

          (iii) continued payment of Baxter's salary at his Base Salary rate, less applicable withholding, for twelve (12) months following his termination; and

          (iv) acceleration of vesting of his options as provided in paragraphs 4 and 5 above.

10.  Restrictive Covenants.

     (b) Confidential Information. Baxter acknowledges that, during the course of his employment with the Company, he will have access to confidential information and biological materials not generally known outside the Company (whether conceived or developed by Baxter or others) and confidential information and biological materials entrusted to the Company by third parties, including, without limitation, trade secrets, techniques, formulae, biological materials, marketing and other business plans, data, strategies and forecasts (collectively, "Confidential Information"). Any Confidential Information conceived or developed by Baxter during employment will be the exclusive



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          property of the Company. Except as may be necessary in connection with
          the  Company's  business,   Baxter  will  not  (during  or  after  his
          employment with the Company) disclose Confidential Information to any third person, firm or entity or use Confidential Information for his own purposes or for the benefit or any third person, firm or entity. In his work for the Company, Baxter will refrain from unauthorized use or disclosure of information and biological materials owned by former employers or other third parties.

     (c) Inventions. Baxter will promptly disclose to the Company any discoveries, inventions, formulae and techniques, whether or not patentable, made, conceived or first reduced to practice by him, either alone or together with others, during his employment with the Company (collectively, the "Inventions"). Baxter hereby assigns to the Company all of his right, title and interest in and to any Inventions. Baxter will execute such documents and take such other actions as may be reasonably requested by the Company (at the Company's expense) to enable the Company to apply for, obtain, maintain and enforce patents on any of the Inventions or to facilitate the transfer or assignment of any of the Company's rights with respect to the Inventions and patents.

     (d) Company Documents. Upon the termination of his employment, Baxter will deliver to the Company all documents and other tangible property containing Confidential Information, which are then in his possession or control.

     (e) Covenant Not to Compete. Baxter acknowledges that his duties hereunder and the services he will provide to the Company are of a special, unique, unusual and extraordinary character, which gives this Agreement particular value to the Company, and that it would be difficult to employ any individual or individuals to replace Baxter in the performance of such duties and services. Therefore, during employment and for a period of one year after the termination of his employment with the Company, Baxter will not, directly or indirectly, enter into, organize, control, engage in, be employed by, serve as a consultant to, be an officer or director of or have any direct or indirect investment in any business, person, partnership, association, firm or corporation engaged in any business activity (including, but not limited to, research, development, manufacturing, selling, leasing, licensing or providing services) which is competitive with the business and/or scientific activities that the Company is developing or exploiting during Baxter's employment with the Company. Nothing contained in this Agreement shall be construed to prevent Baxter from



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          owning at any time, directly or indirectly, as much as 5% of any class of equity securities issued by any corporation or other entity which are publicly traded and registered under the Securities and Exchange Act of 1934, as amended.

11. Indemnification. The Company will indemnify Baxter to the fullest extent permitted by law and will hold harmless from and against any claim, liability or expense (including reasonable attorneys' fees) made against or incurred by Baxter in connection with his relationship with the Company. This obligation will include, without limitation, prompt payment in advance of any and all costs of defending the same, including attorney fees.

12. No Impediment to Agreement. Except as otherwise disclosed herein, Baxter hereby represents to the Company that he is not, as of the date hereof, and will not be, during employment with the Company, employed under contract, oral or written, by any other person, firm or entity and is not and will not be bound by the provisions of any restrictive covenant or confidentiality agreement which would constitute an impediment to, or restriction upon, his ability to enter into this Agreement and to perform the duties of his employment.



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13.  Notices.  Any notice  under this  Agreement  must be in writing and will be deemed to have been given when personally delivered or mailed by first-class or express mail to the recipient at the following address (or such other address as shall be specified by prior written notice):

To the Company:                       VaxGen, Inc.
                                      1000 Marina Blvd., Suite 200
                                      Brisbane, CA  94005

Copy to:                              Ben Stephens, Esq.
                                      Riddell Williams, P.S.
                                      Fourth Avenue Plaza
                                      Suite 4500
                                      Seattle, WA 98154

To George Baxter:                     George Baxter

                                      -------------------------

                                      -------------------------

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the interpretation of this Agreement in any other jurisdiction.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the law of conflicts.

19. Successors and Assigns. The services and duties to be performed by Baxter hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Baxter, his heirs and representatives.

20. Complete Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof.

21. Waiver. Failure by either party to insist upon strict adherence to any one or more of the provisions of this Agreement on one or more occasions shall not be



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construed  as a waiver,  nor shall it deprive that party of the right to require strict compliance thereafter.

22.  Survival.   The  obligations  set  forth  in  paragraph  13  shall  survive termination of this Agreement.

23. Amendments. No amendment hereto, or waivers or releases of obligations or liabilities hereunder, shall be effective unless agreed to in writing by the parties hereto.

24. Withholding. The Company may deduct and withhold from the payments to be made to Baxter hereunder any amounts required to be deducted and withheld by the Company under the provisions of any statute, law, regulation or ordinance now or hereafter enacted.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

VaxGen, Inc.


By:
      -------------------------------------

Its:
      -------------------------------------




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George Baxter



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